UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

RENOVARO INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1(305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On June 14, 2024, Renovaro Inc., a Delaware corporation (the “Company”) closed a private placement (the “Private Placement”) of 6,421,256 of the Company’s units (the “Units”), each such Unit consisting of (i) one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and (ii) one common stock purchase warrant (each, a “Warrant”, and together with the Units and the shares of Common Stock, the “Securities”) to purchase one-tenth of a share of Common Stock, with certain investors (each, an “Investor”). The Warrants are exercisable for five years from the date of issuance and have an exercise price of $1.4726 per share, payable in cash.

The Private Placement was completed pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”). In connection with the Private Placement, each Investor executed a Subscription Agreement (each, a “Subscription Agreement”) in the form of Exhibit 10.1 attached hereto.

In the Private Placement, the Company sold 3,939,299 Units at a price per Unit equal to $1.4726 to a certain investor who paid in cash an aggregate amount of $5,801,012 in consideration of the Units.

Additionally, the Company sold 2,164,242 Units to certain Investors who surrendered and terminated $3,187,062 in aggregate principal amount and interest accrued thereon of certain convertible promissory notes issued by the Company in 2023 and 2024 and paid in cash an aggregate amount of $478,059 to the Company in consideration of the Units.

Additionally, the Company sold 317,715 Units to an Investor who surrendered and terminated $467,867 in aggregate principal amount and interest accrued thereon of a convertible promissory note in 2023 and paid in cash an aggregate amount of $66,000 to the Company in consideration of the Units.

The Company intends to use the net proceeds from the Private Placement for general corporate purposes. Each Subscription Agreement contains customary representations and warranties of the Company and of each Investor, including that all Investors purchasing the Securities are not “U.S. persons” as defined by Rule 902 of Regulation S. The Private Placement was made directly by the Company and no underwriter or placement agent was engaged by the Company. The Company did not engage in general solicitation or advertising and did not offer the Securities to the public in connection with the Private Placement.

The foregoing description of the Securities and the Subscription Agreement does not purport to be complete, and is qualified in its entirety by reference to the form of Warrant attached hereto as Exhibit 4.1 and the form of Subscription Agreement attached hereto as Exhibit 10.1, which are incorporated by reference herein. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission.

Item 8.01 Other Events.

On June 14, 2024, the Company issued a press release regarding the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 8.01 and in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Warrant
10.1	Form of Subscription Agreement
99.1	Press Release dated June 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO INC.

By:	/s/ Simon Tarsh
Name: Simon Tarsh
Title: Interim Chief Financial Officer

Date: June 21, 2024